                                                                 EXHIBIT (H)(22)

                                     FORM OF

                                 AMENDMENT NO. 6

           TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         This AMENDMENT NO. 6, dated the ____ day of ___________, 2002, is made by and between PFPC INC., a Massachusetts corporation ("PFPC"), and ABN AMRO INVESTMENT FUND SERVICES, INC., an Illinois corporation (the "Administrator") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Administrator has entered into an Administration Agreement with ABN AMRO FUNDS (the "Company") dated June 17, 1999, as amended to date, wherein the Administrator has agreed to provide certain administrative services to the Company; and

          WHEREAS, the Administrator has entered into a Sub-Administration and Accounting Services Agreement (the "Sub-Administration and Accounting Services Agreement") with PFPC dated April 1, 2000, wherein PFPC agreed to provide certain administrative and accounting services to the Company; and

         WHEREAS, the Parties wish to amend the Sub-Administration and Accounting Services Agreement to include under its terms an additional separate series of shares identified as:

                         ABN AMRO Emerging Markets Fund

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Sub-Administration and Accounting Services Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the day and month first written above.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers as of the day and month first written above.

ABN AMRO INVESTMENT FUND
SERVICES, INC.                               PFPC INC.

_________________________________            __________________________________

                                     Form of

                                   SCHEDULE A

                                   PORTFOLIOS

                   ABN AMRO/Chicago Capital Money Market Fund
                  ABN AMRO/Chicago Capital Municipal Bond Fund
                       ABN AMRO/Chicago Capital Bond Fund
                     ABN AMRO/Chicago Capital Balanced Fund
                           ABN AMRO/Talon Mid Cap Fund
                      ABN AMRO/Chicago Capital Growth Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                          ABN AMRO/TAMRO Small Cap Fund
                            ABN AMRO Real Estate Fund
                               ABN AMRO Value Fund
                       ABN AMRO International Equity Fund
                             ABN AMRO Small Cap Fund
                              ABN AMRO Growth Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                       ABN AMRO/Veredus Select Growth Fund
                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund
                         ABN AMRO Emerging Markets Fund

Dated: April 1, 2000
Amended: June 30, 2000
Amended: November 30, 2000
Amended: September 27, 2001
Amended: December 20, 2001
Amended: March 21, 2002